                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        SYKES ENTERPRISES, INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials:

     --------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------
                                     yes.

 [large red stylized letters matching format of front cover of Annual Report]


                       SYKES Enterprises, Incorporated
                             1997 proxy statement

                         SYKES ENTERPRISES, INC. (LOGO)
                             100 NORTH TAMPA STREET
                                   SUITE 3900
                              TAMPA, FLORIDA 33602
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 8, 1997
                             ---------------------

To the Shareholders of Sykes Enterprises, Incorporated:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Sykes Enterprises, Incorporated (the "Company") will be held at the Wyndham Harbour Island Hotel, 725 South Harbour Island Boulevard, Tampa, Florida on Thursday, May 8, 1997 at 1:00 p.m. Eastern Standard Time for the following purposes:

          1. To elect (i) two directors to hold office until the 1998 Annual Meeting of Shareholders, (ii) three directors to hold office until the 1999 Annual Meeting of Shareholders, and (iii) three directors to hold office until the 2000 Annual Meeting of Shareholders;

          2. To approve an amendment to the Company's 1996 Employee Stock Option Plan to increase the number of options that can be granted to 1,750,000, and thus qualify the additional options for incentive stock option treatment;

          3. To amend the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 200,000,000 shares;

          4. To amend the Company's Articles of Incorporation and Bylaws to increase to 50% the threshold of shareholder votes required to call a special shareholders' meeting;

          5. To amend the Company's Bylaws to require 66 2/3% shareholder approval to amend the Bylaws; and

          6. To transact any other business as may properly come before the Annual Meeting.

     Only shareholders of record as of the close of business on March 27, 1997 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the proxy statement accompanying this Notice.

                                            By Order of the Board of Directors,

                                            /s/ MARGERY BASS
                                            MARGERY BASS
                                            Secretary

April 9, 1997

                            YOUR VOTE IS IMPORTANT.

     TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE VOTE ON THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING BY COMPLETING THE ENCLOSED PROXY AND MAILING IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                         SYKES ENTERPRISES, INC. (LOGO)
                             100 NORTH TAMPA STREET
                                   SUITE 3900
                              TAMPA, FLORIDA 33602
                             ---------------------

                                PROXY STATEMENT
                                      FOR
                      1997 ANNUAL MEETING OF SHAREHOLDERS
                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Sykes Enterprises, Incorporated (the "Company") for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Wyndham Harbour Island Hotel, 725 South Harbour Island Boulevard, Tampa, Florida, on Thursday, May 8, 1997 at 1:00 p.m. Eastern Standard Time, or any adjournment thereof.

     If the accompanying proxy form ("Proxy") is completed, signed, returned to the Company, and not revoked, the shares represented thereby will be voted at the Annual Meeting as directed by the shareholder. The giving of the Proxy does not affect the right to vote in person should the shareholder be able to attend the Annual Meeting. The shareholder may revoke the Proxy at any time prior to the voting thereof.

     The annual report to shareholders of the Company for the year ended December 31, 1996 along with this Proxy Statement are first being mailed on or about April 9, 1997 to shareholders entitled to vote at the Annual Meeting.

                         SHAREHOLDERS ENTITLED TO VOTE

     Only shareholders of record as of the close of business on March 27, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At that date, there were 21,893,818 shares of common stock, $.01 par value per share ("Common Stock"), outstanding and entitled to vote. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of shareholders.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting who will also determine whether a quorum is present for the transaction of business. The Company's Bylaws provide that a quorum is present if the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the meeting are present in person or represented by proxy. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a "broker non-vote"). Neither abstentions nor broker non-votes are counted in determining whether a proposal has been approved.

     Under Florida law, if a quorum exists, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. The proposals set forth herein to approve (i) amending the Company's Articles of Incorporation to increase the number of authorized shares of common stock to 200 million shares and (ii) the amendment to the Company's 1996 Employee Stock Option Plan increasing the number of options that can be granted to 1,750,000, and thus qualify the additional options for incentive stock option treatment, will be adopted if a majority of the total votes present or represented and entitled to vote at the Annual Meeting vote in favor of such proposals. The proposal set forth herein to approve amending the Company's Articles of Incorporation and the Bylaws to increase to fifty percent (50%) the threshold of shareholder votes required to call a special shareholders' meeting will be adopted if a majority of the total outstanding shares of Common Stock vote in favor of such proposal. The proposal set forth herein to approve amending the Company's Bylaws to require sixty-six and two-thirds percent (66 2/3%) shareholder approval to amend the Bylaws will be adopted if more than sixty-six and two-thirds percent
(66 2/3%) of the total outstanding shares of Common Stock vote in favor of such proposal.

     Shareholders are requested to vote by completing the enclosed Proxy and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their votes in the spaces provided on the Proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed Proxies will be voted FOR each of the proposals listed in the Notice of Annual Meeting of Shareholders which are set forth more completely herein. Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so.

     Any shareholder giving a Proxy has the power to revoke it at any time before it is exercised by: (i) filing with the Secretary of the Company written notice thereof; (ii) submitting a duly executed Proxy bearing a later date; or
(iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting. Proxies solicited hereby will be returned to the Board of Directors and will be tabu-
lated by inspectors of election designated by the Board of Directors who will not be employed by the Company or any of its affiliates.

     The cost of solicitation of Proxies by mail on behalf of the Board of Directors will be borne by the Company. Proxies also may be solicited by personal interview or by telephone, in addition to the use of the mails, by directors, officers and regular employees of the Company without additional compensation therefor. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares of Common Stock held of record to the beneficial owners of such shares. The Company will reimburse such record holders for their reasonable out-of-pocket expenses.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THE FOLLOWING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" THE NOMINEES. PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE ANNUAL MEETING, UNLESS AUTHORITY TO DO SO IS WITHHELD, IN FAVOR OF THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED BELOW.

     The Company's Board of Directors is divided into three classes, as nearly equal as possible, with each class serving three year terms expiring at the third annual meeting of shareholders after their elections. Pursuant to Section
607.0805 of the Florida Business Corporation Act, however, the terms of each of the initial directors of the Company may expire at the Annual Meeting, which is the first shareholders' meeting of the Company at which directors will be elected since the Company's incorporation in Florida in 1996. Accordingly, two directors are to be elected at the Annual Meeting to Class II to hold office for a term expiring at the 1998 Annual Meeting of Shareholders, three directors are to be elected at the Annual Meeting to Class I to hold office for a term expiring at the 1999 Annual Meeting of Shareholders, and three directors are to be elected at the Annual Meeting to Class III to hold office for a term expiring at the 2000 Annual Meeting of Shareholders (in each case, until their respective successors are elected and qualified). In the event any of such nominees is unable to serve, the persons designated as proxies will cast votes for such other person in their discretion as a substitute nominee. The Board of Directors has no reason to believe that the nominees named below will be unavailable, or if elected, will decline to serve.

                             NOMINEES FOR DIRECTORS

                                                  Principal Occupation
Name                                    Age       and Other Information
----                                    ---       ---------------------
            CLASS II -- TERM EXPIRES AT THE 1998 ANNUAL MEETING

John D. Gannett, Jr..................  42    John D. Gannett, Jr. rejoined
                                             the Company in 1995 as Senior
                                             Vice President with
                                             responsibility for infor-
                                             mation technology development
                                             services and solutions. Prior
                                             to 1995, Mr. Gannett provided
                                             consulting services to the
                                             Company under an agreement
                                             entered into in 1991. From
                                             1979 to 1991, Mr. Gannett held
                                             various management positions
                                             within the technical and
                                             documentation services areas
                                             of the Company. Mr. Gannett
                                             also has served as a director
                                             of the Company since December
                                             1984.

H. Parks Helms.......................  61    H. Parks Helms has served as a
                                             director of the Company since
                                             its inception in 1977 and is a
                                             member of the Audit Committee.
                                             Mr. Helms is the Managing
                                             Partner of the law firm of
                                             Helms, Cannon, Hamel & Hender-
                                             son in Charlotte, North
                                             Carolina. Mr. Helms has held
                                             numerous political
                                             appointments and elected posi-
                                             tions, including as a member
                                             of the North Carolina House of
                                             Representatives.

            CLASS I -- TERM EXPIRES AT THE 1999 ANNUAL MEETING

David E. Garner......................  39    David E. Garner joined the
                                             Company in 1984 and, since
                                             1994, has served as Senior
                                             Vice President with responsi-
                                             bility for information
                                             technology support services
                                             for both national and
                                             international operations.
                                             Prior to becoming Senior Vice
                                             President, Mr. Garner held
                                             various technical and
                                             managerial positions within
                                             the Company. In January 1996,
                                             Mr. Garner was elected to the
                                             Company's Board of Directors.

                                                  Principal Occupation
Name                                   Age       and Other Information
----                                   ---       ---------------------

Gordon H. Loetz......................  47    Gordon H. Loetz was elected to
                                             the Company's Board of
                                             Directors in 1993 and is a
                                             member of the Audit Committee.
                                             In 1982, Mr. Loetz founded
                                             Comprehensive Financial
                                             Services, a financial
                                             investment advisory company.
                                             He currently is the President
                                             of CFS Insurance Agency, Inc.

Ernest J. Milani.....................  67    Ernest J. Milani was elected
                                             to the Board of Directors of
                                             the Company in April 1996 and
                                             is a member of the
                                             Compensation Committee. From
                                             1970 until 1996, Mr. Milani
                                             held various positions with
                                             CDI Corporation, a
                                             publicly-held provider of
                                             engineering and technical
                                             services, most recently as
                                             President of CDI Corporation
                                             Northeast and CDI Technical
                                             Services Ltd., both of which
                                             are subsidiaries of CDI
                                             Corporation.

           CLASS III -- TERM EXPIRES AT THE 2000 ANNUAL MEETING

John H. Sykes........................  60    John H. Sykes has been
                                             Chairman of the Board of
                                             Directors, President and Chief
                                             Executive Officer of the Com-
                                             pany since its inception in
                                             1977. Previously, Mr. Sykes
                                             was Senior Vice President of
                                             CDI Corporation, a pub-
                                             licly-held technical services
                                             firm.

                                                  Principal Occupation
Name                                   Age       and Other Information
----                                   ---       ---------------------
Furman P. Bodenheimer, Jr............  67    Furman P. Bodenheimer, Jr. was
                                             elected to the Board of
                                             Directors
                                             of the Company in 1991 and is
                                             a member of the Compensation
                                             and Stock Option Committees.
                                             Mr. Bodenheimer has been
                                             President and Chief Executive
                                             Officer of Zickgraf
                                             Enterprises, Inc. and
                                             Nantahala Lumber in Franklin,
                                             North Carolina since 1991.
                                             Prior thereto and until 1988,
                                             Mr. Bodenheimer was President
                                             of First Citizens Bank and
                                             Vice Chairman of First
                                             Citizens Mortgage Company and
                                             First Title Insurance Company.
                                             From 1988 to 1991, Mr.
                                             Bodenheimer was a consultant
                                             to financial institutions.

R. James Stroker.....................  50    R. James Stroker has served as
                                             a director of the Company
                                             since 1990 and is a member of
                                             the Compensation and Stock
                                             Option Committees. Mr. Stroker
                                             is Judge of the Ninth Ju-
                                             dicial Circuit of the State of
                                             Florida and has over 21 years
                                             of judicial experience. Mr.
                                             Stroker also serves on the
                                             Board of Directors of the
                                             University of Orlando Law
                                             School. Mr. Stroker is the
                                             son-in-law of Mr. Sykes.

                                  PROPOSAL 2:
                        APPROVAL OF THE AMENDMENT TO THE
                        1996 EMPLOYEE STOCK OPTION PLAN

     THE BOARD OF DIRECTORS RECOMMENDS THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1996 EMPLOYEE STOCK OPTION PLAN (THE "1996 PLAN") TO INCREASE THE NUMBER OF SHARES WITH RESPECT TO WHICH OPTIONS MAY BE GRANTED TO 1,750,000 AND URGES EACH SHAREHOLDER TO VOTE "FOR" THE APPROVAL. EXECUTED AND UNMARKED PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE ANNUAL MEETING IN FAVOR OF THE APPROVAL OF THE AMENDMENT.

GENERAL

     At the August 1, 1996 Board of Directors meeting, the Board increased the number of stock options available under the 1996 Plan from 1,050,000 to 1,750,000. The original options granted under the 1996 Plan, subject to certain restrictions, can qualify for treatment as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Such treatment permits the employees to defer the recognition of income on these options until such time as the options are exercised and the underlying shares of stock are sold by the employee. The purpose of shareholder approval of the amendment to the 1996 Plan is to permit the options to purchase 700,000 shares of Common Stock added to the 1996 Plan to qualify for incentive stock option treatment pursuant to Section 422 of the Code.

PURPOSE

     The purpose of the 1996 Plan is to enable the Company and its subsidiaries to compete successfully in attracting, motivating and retaining employees with outstanding abilities by making it possible for them to purchase shares of Common Stock on terms which will give them a direct and continuing interest in the future success of the business of the Company and its subsidiaries.

SHARES SUBJECT TO OPTIONS

     As amended, the 1996 Plan permits options to be granted to purchase up to 1,750,000 shares of Common Stock. Options to purchase 601,694 shares have been granted previously. Consequently, options to purchase 1,148,306 shares of Common Stock remain eligible to be granted under the 1996 Plan. To the extent that options granted under the 1996 Plan expire or terminate without having been exercised in full, the Common Stock subject thereto will become available for further options under the 1996 Plan. Provision is made under the 1996 Plan (the "Antidilution Provisions") for appropriate adjustment in the number of shares of Common Stock covered by the 1996 Plan, and by each option granted thereunder and the related, option price, in the event of any change in the Common Stock by reason of a stock dividend, merger, reorganization, stock split, recapitalization, combination, exchange of shares or otherwise.

ADMINISTRATION AND DURATION OF THE 1996 PLAN

     The 1996 Plan is administered by a committee (the "Committee") of the Company's Board of Directors consisting of "disinterested persons" in accordance with the requirements of Rule 16b-3 promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). In the event of a disagreement as to the interpretation of the 1996 Plan or any amendment thereto or any rule, regulation or procedure thereunder or as to any right or obligation arising from or related to the 1996 Plan, the decision of the Committee (or, if permitted under Rule 16b-3, the decision of the Board), shall be final and binding upon all persons in interest. The number of shares of Common Stock subject to options granted, if any, in each year, the employees to whom stock options are granted and the terms of the stock options granted, including the number of shares of Common Stock subject to such options, shall be wholly within the discretion of the Committee, subject to the terms and conditions set forth in the 1996 Plan.

     The 1996 Plan will terminate on April 30, 2006, unless sooner terminated by the Board of Directors. Upon such termination, the outstanding options granted pursuant to the 1996 Plan will remain in effect until their exercise or expiration.

     The Board may at any time terminate the 1996 Plan, or amend the 1996 Plan as it shall deem advisable, including (without limiting the generality of the foregoing) any amendment deemed by the Board to be necessary or advisable to assure conformity of the 1996 Plan and any incentive stock options granted thereunder to the requirements of Section 422 of the Code, as now or hereafter in effect and to assure conformity with any requirements of other applicable state or federal laws or regulations. The Board may not, however, without the required approval by the shareholders of the Company, amend the 1996 Plan if such shareholder approval is required to comply with Rule 16b-3 or the Code.

ELIGIBILITY AND EXTENT OF PARTICIPATION

     Employees eligible to receive options pursuant to the 1996 Plan are persons who are regularly employed on a salary basis by the Company or any subsidiary of the Company, including officers and employee directors of the Company or such subsidiary. No incentive stock option shall be granted to any employee who immediately after such option is granted, owns capital stock of the Company possessing more than 10% of the total combined voting power or value of all classes of capital stock of the Company unless the option price at the time such incentive stock option is granted is at least 110% of the fair market value of the shares subject to the incentive stock option and such incentive stock option is not exercisable by its terms after the expiration of five years from the date of its grant. Directors who are not also employees of the Company or a subsidiary of the Company are not eligible to participate under the 1996 Plan. An incentive stock option shall be granted under the 1996 Plan to an optionee only if the aggregate fair market value (determined as of the date the option is granted) of the Common Stock for which options are exercisable for the first time by such optionee during any calendar year does not exceed $100,000. No participant in the 1996 Plan is eligible to receive options to purchase more than 300,000 shares of Common Stock under the 1996 Plan during any calendar year.

OPTION PRICE

     Except for options granted to shareholders owning 10% or more of the voting power of all classes of the Company's capital stock as described in the preceding paragraph, the per share option price of an incentive stock option granted or to be granted pursuant to the 1996 Plan, as determined by the Committee, shall be an amount not less than 100% of the fair market value of the Common Stock on the date that the option is granted (subject to adjustment as provided under the Antidilution Provisions). For purposes of the 1996 Plan, the "fair market value" of a share of Common Stock is defined as the average closing price of the Common Stock on an established national or regional stock exchange or automated quotation system, including, without limitation, the Nasdaq National Market, during the five trading days immediately preceding the date that the option is granted. If the Common Stock is not listed on such an exchange or quoted on such a quotation system, the fair market value of the Common Stock will be determined by the Committee.

OPTION PERIOD

     The term of each option granted pursuant to the 1996 Plan shall be as determined by the Committee, but in no event shall the term of an option exceed a period of ten years from the date of its grant. In certain circumstances involving certain mergers, reorganizations, transactions involving the sale or transfer of substantially all of the assets of the Company or the acquisition of more than 50% of the Common Stock by any person or group of related persons without the prior approval of the Board, options that have been granted under the 1996 Plan shall become immediately exercisable in full.

METHOD OF PAYMENT

     Payment of the option price may be made in cash or by check, or by delivery of shares of Common Stock equivalent in fair market value to the option price, or by a combination of cash and shares of Common Stock, at the election of the employee and subject to the terms of the applicable stock option agreement. In the event an optionee exercises an option by surrendering shares of Common Stock as payment of the exercise price, the 1996 Plan permits the Committee to grant a replacement option equal to the number of shares surrendered as payment.

METHOD OF EXERCISE AND PAYMENT TERMS

     Subject to the terms of each stock option agreement, options granted under the 1996 Plan may be exercised in whole or in part. Upon exercise of an option, the employee must pay in full the option price for the shares of Common Stock being purchased.

LIMITATIONS ON TRANSFERABILITY AND
EFFECT OF DEATH OR TERMINATION
OF EMPLOYMENT

     Options granted under the 1996 Plan are not transferable other than by will or by the laws of descent and distribution.

     During the lifetime of an optionee, his or her option shall be exercisable only by him or her and only while continuously employed by the Company or one of its subsidiaries, or, if after termination of employment, either within (i) one month after termination of employment, other than by reason of the optionee's death, retire-ment with the consent of the Company or such subsidiary as the case may be, or permanent disability within the meaning of Section 22(e)(3) of the Code, or (ii) three months after termination of employment if the optionee dies, retires with the appropriate consent or is permanently disabled as described above, but only if and to the extent the option was exercisable on the last day of such employment. If an optionee dies within a period during which a stock option could have been exercised by the optionee, the stock option may be exercised after his or her death by those entitled to exercise such option under the optionee's will or the laws of descent and distribution, but only if and to the extent such stock option was exercisable immediately prior to his or her death. In the discretion of the Committee, the three month period referenced above may be extended for a period of up to one year.

     The above exceptions to the general rule that options granted under the 1996 Plan must be exercised during employment by the Company or one of its subsidiaries are further limited by the requirement that no option may be exercised after the expiration of such option.

FEDERAL INCOME TAX CONSIDERATIONS

     Incentive Stock Options. The holder of an option that qualifies as an incentive stock option under Section 422 of the Code generally does not recognize income for federal income tax purposes at the time of the grant or exercise of an incentive stock option (but the spread between the exercise price and the fair market value of the underlying shares on the date of exercise generally will constitute a tax preference item for purposes of the alternative minimum tax). The optionee generally will be entitled to long term capital gain treatment upon the sale of shares acquired pursuant to the exercise of an incentive stock option if the shares have been held for more than two years from the date of grant of the option and for more than one year after exercise. If the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), the gain realized on disposition will be compensation income to the optionee to the extent the fair market value of the underlying stock on the date of exercise (or, if less, the amount realized on disposition of the underlying stock) exceeds the applicable exercise price.

     Nonqualified Stock Options. An optionee does not recognize income for federal income tax purposes upon the grant of a nonqualified stock option but must recognize ordinary income upon exercise to the extent of the excess of the fair market value of the underlying shares on the date of exercise over the exercise price for the option. The Company generally will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the optionee. A subsequent disposition of the shares acquired pursuant to the exercise of a nonqualified option typically will give rise to capital gain or loss to the extent the amount realized for the sale differs from the fair market value of the shares on the date of exercise. This capital gain or loss will be a long-term gain or loss if the shares sold had been held for more than one year after the date of exercise.

                                  PROPOSAL 3:
           APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION
         TO INCREASE THE AUTHORIZED COMMON STOCK TO 200,000,000 SHARES

     THE BOARD OF DIRECTORS RECOMMENDS THE APPROVAL OF AMENDING THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 200,000,000 SHARES AND URGES EACH SHAREHOLDER TO VOTE "FOR" THE AMENDMENT. EXECUTED AND UNMARKED PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE ANNUAL MEETING IN FAVOR OF THE APPROVAL OF THE AMENDMENT.

GENERAL

     The sole purpose of the amendment is to increase the number of authorized shares of Common Stock, as set forth in Section 3.1 of Article III of the Company's Articles of Incorporation, from 50,000,000 to 200,000,000. The amendment is attached to this Proxy Statement as Exhibit A.

     Of the 50,000,000 shares of Common Stock presently authorized, 21,893,818 shares were issued and outstanding and 2,050,000 shares were reserved for issuance, as of the Record Date, under the 1996 Plan and the 1996 Non-Employee Director Stock Option Plan. The increase in authorized shares of Common Stock will provide shares for various purposes, including, without limitation, possible future stock splits or stock dividends, issuances from time to time in the event opportunities are presented for the acquisition of other companies, possible future public offerings or private placements, possible adoption of a rights plan, and possible future employee stock option or benefit plans. Except as otherwise indicated herein and except for 767,146 shares of Common Stock issued on March 31, 1997 to the shareholders of Info Systems of North Carolina, Inc. in connection with the acquisition of that entity by the Company, there are no understandings, agreements, plans or commitments relating to the issuance of additional shares of voting Common Stock at this time.

     The Company's Board of Directors has determined that the amendment is advisable and voted to recommend it to the Company's shareholders for approval. The Board of Directors has determined, after giving due consideration to the foregoing, that the adoption of the amendment would be in the best interests of the Company and its shareholders. If the amendment is approved by the Company's shareholders, the Company will file Articles of Amendment to the Company's Articles of Incorporation to that effect with the Florida Department of State. Upon acceptance of that filing, the amendment would become effective.

     In the event the amendment is approved by the shareholders and the increase in authorized shares of Common Stock becomes effective, such shares can be issued at such times and for such consideration as the Board of Directors, in its discretion, determines without further shareholder action, except as may be required by applicable law. Because the Company's Articles of Incorporation do not provide for preemptive rights, shareholders will not have a preferential right to subscribe for their proportionate share of any new issue of stock unless so provided by the Board of Directors. Issuance of any of the proposed additional authorized shares, other than as a pro rata distribution to existing shareholders, would dilute the proportionate voting power of existing shareholders.

ANTI-TAKEOVER EFFECTS

     The Company does not view the amendment as part of an "anti-takeover" strategy. The amendment is not being advanced as a result of any known effort by any party to accumulate shares of the Company's Common Stock or to obtain control of the Company. Nevertheless, the amendment might have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Company's Common Stock, to acquire control of the Company with a view to imposing a merger, sale of all or any part of the Company's assets or a similar transaction, because the issuance of new shares could be used to dilute the stock ownership of such person or entity. Furthermore, certain corporations have issued preferred stock or warrants or other rights to acquire preferred stock or common stock to the holders of their common stock pursuant to rights plans having terms designed to protect against the adverse consequences to shareholders of partial takeovers and front-end loaded two-step takeovers and freezeouts. The purpose of such a rights plan is to ensure that shareholders receive a fair price for their shares in the event of a takeover, by requiring any person who seeks to acquire a significant block of the corporation's stock to obtain a waiver of rights plan from its board of directors. The Company's Board of Directors is considering adopting a rights plan for the Company, and assuming that such a plan is adopted, the additional authorized and unissued shares of Common Stock contemplated by the amendment would be available for issuance pursuant thereto.

                                  PROPOSAL 4:
                  APPROVAL OF AN AMENDMENT TO THE ARTICLES OF
                    INCORPORATION AND BYLAWS TO INCREASE THE
               THRESHOLD TO CALL A SPECIAL SHAREHOLDERS' MEETING

     THE BOARD OF DIRECTORS RECOMMENDS THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION AND THE BYLAWS TO INCREASE THE THRESHOLD OF REQUIRED SHAREHOLDER VOTES FROM THIRTY-FIVE PERCENT (35%) TO FIFTY PERCENT (50%) FOR SHAREHOLDERS TO CALL A SPECIAL MEETING AND URGES EACH SHAREHOLDER TO VOTE "FOR" THE APPROVAL. EXECUTED AND UNMARKED PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE ANNUAL MEETING IN FAVOR OF THE APPROVAL OF INCREASING THE THRESHOLD TO CALL A SPECIAL SHAREHOLDERS' MEETING.

GENERAL

     The purpose of the amendment is to increase the number of shareholder votes from thirty-five percent (35%) to fifty percent (50%) that are needed to call a special meeting of the shareholders, as set forth in Section 5.1 of Article V of the Company's Articles of Incorporation and Section 3.2(b) of the Company's Bylaws. The amendment is attached to this Proxy Statement as Exhibit A. SEE THE DISCUSSION BELOW REGARDING THE PURPOSES AND ANTI-TAKEOVER EFFECTS OF PROPOSALS 4 AND 5.

                                  PROPOSAL 5:
                        APPROVAL OF AN AMENDMENT TO THE
                         BYLAWS TO INCREASE THE VOTING
                      FOR SHAREHOLDERS TO AMEND THE BYLAWS

     THE BOARD OF DIRECTORS RECOMMENDS THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S BYLAWS TO INCREASE THE VOTING REQUIREMENT FOR SHAREHOLDERS TO AMEND THE BYLAWS TO SIXTY-SIX AND TWO-THIRDS PERCENT (66 2/3%). EXECUTED AND UNMARKED PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE ANNUAL MEETING IN FAVOR OF APPROVING THE INCREASED VOTING REQUIREMENT FOR SHAREHOLDERS TO AMEND BYLAWS.

GENERAL

     The purpose of the amendment is to increase the number of shareholder votes from a majority to sixty-six and two-thirds percent (66 2/3%) that are needed to amend the Company's Bylaws, as set forth in Section 11.1 of the Bylaws. The amendment is attached to this Proxy Statement as Exhibit A.

PURPOSES AND EFFECTS OF PROPOSALS 4 AND 5

     The Company's Board of Directors has determined that the amendments to the Company's Articles of Incorporation and Bylaws described in Proposals 4 and 5 are advisable and voted to recommend them to the Company's shareholders for approval. Proposal 4 would require that the Company call a special shareholders' meeting upon the application of share-holders owning at least fifty percent (50%) of the stock entitled to vote at the special meeting, which is maximum percentage permitted under Florida law. Under the current Articles of Incorporation and Bylaws, the Company is required to call such a special meeting upon the application of shareholders owning thirty-five percent (35%) of the stock entitled to vote. The Company believes that such an increase limitation will avoid the time and expense of requiring the Company to hold special meetings of stockholders on the application of a minority of stockholders.

     Proposal 5 would increase the shareholder vote required to amend the Bylaws from a majority to sixty-six and two-thirds percent (66 2/3%). The Company believes that this amendment will increase the probability that changes brought about by shareholders to change the Bylaws are in the best interest of the majority of shareholders. This amendment to the Bylaws also would be consistent with the 2/3 shareholder approval requirement to amend the Articles of Incorporation. In addition, the purpose of the proposed amendments is to discourage certain types of transactions that involve an actual or threatened change of control of the Company. They are designed to make it more difficult and time-consuming to change majority control of the Board and thus to reduce the vulnerability of the Company to an unsolicited proposal for the takeover of the Company or an unsolicited proposal for the restructuring or sale of all or part of the Company. As more fully described below, the Board believes that, as a general rule, such unsolicited proposals are not in the best interests of the Company and its stockholders.

ANTI-TAKEOVER EFFECTS OF PROPOSALS 4 AND 5

     The proposed amendments are not the result of management's knowledge of any specific effort to accumulate the Common Stock or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management, or otherwise. Nonetheless, Proposals 4 and 5 are being proposed at this time because the Board of Directors believes that the amendments, taken together with other provisions of the Company's Articles of Incorporation and Bylaws, would, if adopted, enhance the likelihood of continuity and stability in the composition of the Company's Board of Directors and in the policies formulated by the Board, and, at the same time, effectively reduce the possibility that a third party could effect a sudden or surprise change in majority control of the Company's Board of Directors without the support of the incumbent Board. However, the proposed amendments and other provisions in the Articles of Incorporation and Bylaws of the Company may have significant effects on the ability of shareholders of the Company to change the composition of the incumbent Board of Directors and to benefit from certain transactions which are opposed by the incumbent Board.

     The Company's Articles of Incorporation and Bylaws currently contain provisions having anti-takeover effects. These provisions include

(i) the classification of the Board of Directors, (ii) supermajority voting requirements for the shareholders of the Company to amend the Articles of Incorporation, (iii) provisions authorizing the Board of Directors to issue preferred stock with rights and provisions determined by the Board of Directors,
(iv) provisions preventing the removal of directors without cause and only by a supermajority vote, (v) provisions requiring unanimity for shareholders to take actions without a meeting through written consent, (vi) provisions setting forth procedures for stockholder nomination of candidates for director, and (vii) provisions requiring vacancies on the Board, including newly created directorships, to be filled by the Board and not the Company's shareholders. In addition, as discussed under Proposal 3, the Company is considering adopting a shareholder rights plan. Lastly, neither the Articles of Incorporation nor the Florida Business Corporation Act provide for cumulative voting for the Company's directors.

     The proposed amendments, taken together with other provisions of the Company's Articles of Incorporation and Bylaws described above, will make more difficult or discourage a proxy contest or the assumption of control by a holder of a substantial block of the Company's stock or the removal of the incumbent Board and could thus increase the likelihood that incumbent directors will retain their positions. However, these provisions will help ensure that the Board, if confronted by a surprise proposal from a third party which has acquired a block of the Company's stock, will have sufficient time to review the proposal and alternatives thereto and, if deemed appropriate, to seek a premium price for the shareholders.

     The proposed amendments and the provisions set forth above are intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's length negotiations with the Company's management and Board of Directors. These provisions also could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its shareholders. In addition, since these provisions are designed to discourage accumulations of large blocks of the Company's stock by purchasers whose objective is to have such stock repurchased by the Company at a premium, adoption of the amendments could tend to reduce the temporary fluctuations in the market price of the Company's stock which are caused by accumulations of large blocks of the Company's stock. Accordingly, shareholders could be deprived of certain opportunities to sell their stock at a temporarily higher market price.

                               BOARD OF DIRECTORS

GENERAL

     The Board of Directors held six meetings during the year ended December 31, 1996. The Board of Directors also took certain actions by unanimous written consent in lieu of a meeting, as permitted by Florida law. During 1996, the Audit Committee met two times, the Compensation Committee met three times, and the Stock Option Committee met three times. All directors attended all meetings of the Board of Directors and all committees on which they served during the year ended December 31, 1996, except Mr. Helms, who attended five of the six meetings of the Board of Directors.

DIRECTOR COMPENSATION

     Directors who are executive officers of the Company receive no compensation as such for service as members of either the Board of Directors or any committees of the Board. Directors who are not executive officers of the Company receive (subsequent to the Annual Meeting) an annual fee of $5,000, payable in cash or shares of Common Stock based on the fair market value of the Common Stock on the date of payment at the election of each director, plus $1,000 per Board and committee meeting attended. The outside directors also receive options to purchase Common Stock under the Company's 1996 Non-Employee Director Stock Option Plan.

     Mr. Milani and the Company entered into a one-year consulting agreement on April 1, 1996 providing for an annual fee of $100,000. This one year consulting agreement was renewed on the same terms effective April 1, 1997. The agreement requires Mr. Milani to provide certain technical consulting services to the Company as requested by the Company.

COMMITTEES OF THE BOARD

     The Board of Directors has established committees whose responsibilities are summarized as follows:

     Audit Committee. The Audit Committee is comprised of Messrs. Helms and Loetz and is responsible for reviewing the independence, qualifications and activities of the Company's independent certified accountants and the Company's financial policies, control procedures and accounting staff. The Audit Committee recommends to the Board the appointment of the independent certified public accountants and reviews and approves the Company's financial statements. The Audit Committee is also responsible for the review of transactions between the Company and any Company officer, director or entity in which a Company officer or director has a material interest.

     Compensation Committee. The Compensation Committee is comprised of Messrs. Bodenheimer, Milani and Stroker and is responsible for establishing the compensation of the Company's directors, officers and other managerial personnel, including salaries, bonuses, termination arrangements, and other executive officer benefits.

     Stock Option Committee. The Stock Option Committee is comprised of Messrs. Bodenheimer and Stroker and is responsible for granting stock options under the 1996 Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee was established in connection with the Company's initial public offering in April 1996. The members of the Compensation Committee are Messrs. Bodenheimer, Milani and Stroker. Except for Mr. Sykes, no officer or employee of the Company has participated in deliberations of the Board of Directors concerning executive officer compensation.

     Mr. Milani and the Company entered into a one-year consulting agreement on April 1, 1996 providing for an annual fee of $100,000. This one year consulting agreement was renewed on the same terms effective April 1, 1997. The agreement requires Mr. Milani to provide certain technical consulting services to the Company as requested by the Company.

           SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

     During the year ended December 31, 1996, the executive officers and directors of the Company filed with the Securities and Exchange Commission (the "Commission") on a timely basis all required reports relating to transactions involving equity securities of the Company beneficially owned by them. The Company has relied solely on the written representation of its executive officers and directors and copies of the reports they have filed with the Commission in providing this information.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the Record Date, with respect to: (i) each of the Company's directors; (ii) each of the Company's executive officers named in the Summary Compensation Table below; (iii) all directors and executive officers of the Company as a group; and (iv) each person known by the Company to own beneficially more than 5% of the Common Stock. Except as otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares beneficially owned.

                                                   Beneficially Owned
                                                  --------------------
Name                                                Shares     Percent
----                                              ----------   -------
John H. Sykes(1)................................  12,507,767    57.1%
Pilgrim Baxter & Associates.....................   1,338,750     6.1%
David E. Garner(2)..............................          --      --
John D. Gannett, Jr.(3).........................         750       *
Scott J. Bendert(4).............................       2,100       *
John L. Crites, Jr.(4)..........................          --      --
Furman P. Bodenheimer, Jr.(5)...................       4,500       *
H. Parks Helms(5)...............................       3,000       *
Gordon H. Loetz(5)..............................          --      --
Ernest J. Milani(5).............................         900       *
R. James Stroker(5).............................         450       *
All directors and executive officers
  as a group (9) persons........................  12,519,467    57.2%

---------------

  * Less than 1.0%

(1) Includes the following shares over which Mr. Sykes retains voting and investment power: (i) 12,236,167 shares owned by Mr. Sykes through Jopar Investments Limited Partnership, a North Carolina limited partnership in which Mr. Sykes is the sole limited partner and the sole shareholder of the limited partnership's sole general partner, and (ii) 271,600 shares owned by various trusts for the benefit of Mr. Sykes' children. Excludes 5,300 shares owned by Mr. Sykes' wife, as to which Mr. Sykes disclaims beneficial ownership. Mr. Sykes' business address is 100 North Tampa Street, Suite 3900, Tampa, Florida 33602.
(2) Excludes 508,000 shares issuable upon exercise of nonexercisable options.
(3) Excludes 139,894 shares of Sykes Common Stock issuable upon the exercise of nonexercisable stock options.
(4) Excludes 45,000 shares of Sykes Common Stock issuable upon the exercise of nonexercisable stock options.
(5) Excludes 7,500 shares of Sykes Common Stock issuable upon the exercise of nonexercisable stock options.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning compensation paid to or earned by the Company's President and Chief Executive Officer and each of the Company's four other most highly compensated executive officers who earned more than $100,000 for the years ended December 31, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                             Long-Term
                                                                            Compensation
                                          Annual                            ------------
                                       Compensation            Other         Securities
                                    -------------------       Annual         Underlying       All Other
Name and Principal Position  Year    Salary     Bonus     Compensation(1)     Options      Compensation(2)
---------------------------  ----   --------   --------   ---------------   ------------   ---------------
John H. Sykes..............  1996   $300,000   $150,000      $     --              --         $ 22,682
 President and Chief         1995    165,000    368,578            --              --           24,573
 Executive Officer
David E. Garner............  1996    150,000     86,600            --              --            8,488
 Senior Vice President       1995    150,000     79,166            --         762,000            9,321
John D. Gannett, Jr........  1996    150,000     40,000            --         139,894            7,165
 Senior Vice President(3)    1995     69,806     25,000            --              --          175,000
Scott J. Bendert...........  1996    107,692     50,000            --          45,000            3,235
 Vice President-Finance,     1995     89,716     20,000            --              --            4,257
 Treasurer and Chief
 Financial Officer
John L. Crites, Jr.........  1996     88,134         --            --          45,000              719
 Vice President and          1995         --         --            --              --
 General Counsel(4)

---------------

(1) Does not include the value of the perquisites provided to certain of the named executive officers which in the aggregate did not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.
(2) Represents contributions to the Sykes Enterprises, Incorporated Employees' Savings Plan and Trust and excess group term life insurance.
(3) Mr. Gannet rejoined the Company in July, 1995. "All Other Compensation" consists solely of payments for consulting services and pursuant to severance agreements entered into with Mr. Gannett in 1991.
(4) The information presented for Mr. Crites includes his salary and all other compensation since joining the Company during 1996.

     The following table sets forth information with respect to grants of stock options during 1996 to the executive officers named in the Summary Compensation Table.

                           OPTIONS GRANTED LAST YEAR

                                                   Individual Grants
                        ------------------------------------------------------------------------
                                      Percentage
                         Number of     of Total
                        Securities     Options                   Market Price
                        Underlying    Granted to   Exercise or   of Underlying
                          Options     Employees    Base Price     Security on
         Name           Granted (#)    in 1996      ($/Share)    Date of Grant   Expiration Date
         ----           -----------   ----------   -----------   -------------   ---------------
John H. Sykes.........          --
David E. Garner.......          --
John D. Gannett,
  Jr..................    46,631.5       7.2%         $12.00        $12.00        April 29, 2006
                          46,631.5       7.2%          11.33         12.00        April 29, 2006
                          46,631.5       7.2%          10.00         12.00        April 29, 2006
                         ---------
                         139,894.5
Scott J. Bendert......      45,000       6.9%          12.00         12.00        April 29, 2006
John L. Crites, Jr....      45,000       6.9%          12.00         12.00        April 29, 2006

                        Potential Realizable Value at Assumed
                             Annual Rates of Stock Price
                           Appreciation for Option Term(1)
                        --------------------------------------

         Name             0%($)         5%($)        10%($)
         ----           ---------    -----------   -----------
John H. Sykes.........
David E. Garner.......
John D. Gannett,
  Jr..................   $     --     $  352,068    $  891,594
                           31,243        383,311       922,837
                           93,263        445,331       984,857
                         --------     ----------    ----------
                          124,506      1,180,710     2,799,289
Scott J. Bendert......                   339,750       860,400
John L. Crites, Jr....                   339,750       860,400

---------------

(1) The dollar amounts under these columns are the result of calculations at the hypothetical 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's common stock price. The option term is ten years.

     The following table sets forth information with respect to the aggregate stock option exercises by the executive officers named in the Summary Compensation Table during 1996 and the year-end value of unexercised options held by such executive officers.

                           AGGREGATE OPTION EXERCISES
                      LAST YEAR AND YEAR-END OPTION VALUES

                                                                                                         Value of Unexercised
                                                                           Number of Unexercised         In-The-Money Options
                                           Shares                         Options at Year End(#)            at Year End(1)
                                        Acquired on                     ---------------------------   ---------------------------
                 Name                   Exercise (#)   Value Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
                 ----                   ------------   --------------   -----------   -------------   -----------   -------------
John H. Sykes.........................          --                 --          --             --               --             --
David E. Garner.......................     254,000        $10,532,533          --        508,000               --    $16,747,067
John D. Gannett, Jr...................          --                 --          --        139,894               --      3,691,776
Scott J. Bendert......................          --                 --          --         45,000               --      1,147,500
John L. Crites, Jr....................          --                 --          --         45,000               --      1,147,500

---------------

(1) Based upon the closing sale price of $37.50 per share of common stock on December 31, 1996, as reported in the Nasdaq National Market.

EMPLOYMENT AGREEMENTS

     John H. Sykes. On January 1, 1996, the Company entered into an employment agreement with John H. Sykes, the Company's Chairman of the Board, President and Chief Executive Officer. The employment agreement provides for an initial term of five years with an annual base salary of $300,000. Thereafter, the agreement automatically renews for successive two-year terms unless terminated by either party, with the base salary increasing by at least 30% subsequent to the initial term and at least 15% for any subsequent automatic renewal term. Mr. Sykes is also entitled to a performance bonus up to 100% of his base salary based on the Company's achievement of specified levels of income before income taxes as determined by the Compensation Committee and to participate in such bonus programs and other benefit plans as are generally made available to other executive officers of the Company.

     If the agreement is terminated by the Company for any reason other than Mr. Sykes' death or disability or other than cause (as defined therein), the Company shall pay Mr. Sykes a one-time severance payment equal to two times the total of the full amount of Mr. Sykes' annual base salary in effect at the time of such termination plus Mr. Sykes' average annual bonus and other compensation for the prior three years (or such shorter period if the agreement is in effect for less than three years). During the two year period following termination of employment, Mr. Sykes shall not, in any area in which the Company's business is then conducted, directly or indirectly compete with the Company.

     The agreement also provides for a one-time severance payment, in lieu of any other severance payment, equal to three times the total of the full amount of Mr. Sykes' annual base salary then in effect plus Mr. Sykes' average annual bonus and other compensation for the prior five years (or such shorter period of the employment agreement is in effect for less than five years) upon a "change of control" of the Company if (i) Mr. Sykes is terminated from employment prior to the end of the term of the agreement (except if terminated for cause) or (ii) Mr. Sykes elects to terminate his employment with the Company under certain circumstances. A "change of control" shall be deemed to have occurred if (i) any person (other than Mr. Sykes) beneficially owns 20% or more of the outstanding shares of voting capital stock, (ii) the sale or transfer of greater than 50% of the book value of the Company's assets, (iii) the merger, consolidation, share exchange or reorganization of the Company as a result of which the holders of all of the shares of capital stock of the Company as a group would receive less than 50% of the voting power of the capital stock of the surviving corporation,
(iv) the adoption of a plan of liquidation or the approval of the dissolution of the Company, (v) the commencement of a tender offer which, if successful, would result in a change of control, or (vi) a determination by the Board of Directors in view of then current circumstances or impending events that a change of control has occurred or is imminent.

     David E. Garner. On March 1, 1996, the Company entered into a three-year employment agreement with David E. Garner, providing for an annual base salary of $150,000. The agreement automatically renews for successive one-year terms unless terminated by either party, and provides that if the agreement is terminated for any reason other than death or disability, the Company shall pay Mr. Garner non-compete payments equal to $150,000 per year for three years, payable in accordance with the Company's standard payment practice. Mr. Garner is prohibited from directly or indirectly competing with the Company during such three-year period in any area in which the Company's business is then conducted. The agreement also requires the Company to purchase disability insurance that will pay Mr. Garner $150,000 per year for three years in the event of his disability and life insurance that will pay Mr. Garner's estate $450,000 in the event of his death. Mr. Garner also is entitled to a performance bonus up to 100% of his base salary based upon the Company's achievement of specified levels of income before income taxes and upon his achievement of specified goals as determined by the Compensation Committee, and to participate in such bonus programs and other benefit plans as are generally made available to other executive officers of the Company.

     John D. Gannett, Jr. On March 1, 1996, the Company also entered into a three-year employment agreement with John D. Gannett, Jr. providing for an annual base salary of $150,000. The agreement automatically renews for successive one-year terms unless terminated by either party, and provides that if the agreement is terminated by the Company for any reason other than cause (as defined therein), the Company shall pay Mr. Gannett a non-compete payment equal to $150,000 per year for two years, payable in accordance with the Company's standard payment practices. Mr. Gannett is prohibited from directly or indirectly competing with the Company during such two-year period in any area in which the Company's business is then conducted. The agreement provides that if it is terminated by the Company for cause, during a period of two years following termination of employment, Mr. Gannett will not, in any area in which the Company's business is then conducted, directly or indirectly compete with the Company and the Company shall then be required to pay a severance payment of $125,000. Mr. Gannett also is entitled to a performance bonus up to 100% of his base salary based upon the Company's achievement of specified levels of income before income taxes and upon his achievement of specified goals as determined by the Compensation Committee, and to participate in such bonus programs and other benefit plans as are generally made available to other executive officers of the Company.

     Scott J. Bendert. On March 1, 1996, the Company entered into a two-year employment agreement with Scott J. Bendert, providing for an annual base salary of $110,000. The agreement automatically renews for successive one-year terms unless terminated by either party, and provides that if the agreement is terminated for any reason other than death, disability, or cause (as defined therein), the Company shall pay Mr. Bendert a severance payment equal to $110,000, payable in accordance with the Company's standard payment practices, in consideration of Mr. Bendert's agreement to refrain from competing directly or indirectly with the Company for a period of one year in any area in which the Company's business is then conducted. The agreement provides that if it is terminated by the Company for cause or by Mr. Bendert, during a period of one year following termination of employment, Mr. Bendert will not, in any area in which the Company's business is then conducted, directly or indirectly compete with the Company and the Company shall not be required to pay the severance payment. Mr. Bendert also is entitled to a performance bonus up to 35% of his base salary based upon the Company's achievement of specified levels of income before income taxes and upon his achievement of specified goals as determined by the Compensation Committee, and to participate in such bonus programs and other benefit plans as are generally made available to other executive officers of the Company.

STOCK OPTION PLANS

     The Company maintains two stock option plans to attract, motivate and retain key employees and members of the Board of Directors who are not employees of the Company. These stock option plans have been adopted by Board of Directors and were approved by the shareholders of the Company on March 1, 1996.

     1996 Employee Stock Option Plan. The Company's 1996 Employee Stock Option Plan, as amended (the "Employee Plan"), provides for the grant of incentive or nonqualified stock options to purchase up to 1,750,000 shares of Common Stock. In 1996, the executive officers named in the Summary Compensation Table received options to purchase a total of 229,894 shares of Common Stock as follows: John
D. Gannett, Jr., 139,894 shares with an exercise price as follows: (i) 33 1/3% of such shares at $12.00 per share, (ii) 33 1/3% at $11.33 per share, and (iii) 33 1/3% at $10.00 per share; Scott J. Bendert, 45,000 shares with an exercise price of $12.00 per share; and John L. Crites, Jr., 45,000 shares with an exercise price of $12.00 per share. Certain other officers and employees of the Company hold options to purchase an additional 371,800 shares of Common Stock at a range of $12.00 to $46.90 per share. Such options vest ratably over the three-year period following the date of grant, except for 120,000 options granted to certain key employees, all of which are immediately exercisable.

     1996 Non-Employee Director Stock Option Plan. The Company's 1996 Non-Employee Director Stock Option Plan, as amended (the "Non-Employee Plan"), provides for the grant of nonqualified stock options to purchase up to 300,000 shares of Common Stock to members of the Board of Directors who are not em-ployees of the Company. Each outside director received options to purchase 7,500 shares of Common Stock at an exercise price of $12.00 per share. Thereafter, on the date on which a new outside director is first elected or appointed, he or she shall automatically be granted options to purchase 5,000 shares of Common Stock. Each outside director also shall be granted options to purchase 5,000 shares of Common Stock annually on the day following the annual meeting of shareholders. All options granted will have an exercise price equal to the then fair market value of the Common Stock. Options shall become exercisable over a period of three years in equal amounts until a director has completed his or her initial term, whereupon all options granted prior to that time shall become exercisable, and subsequent options shall become exercisable one year after the date of grant.

SPLIT DOLLAR PLAN

     The Company's Split Dollar Plan (the "Split Dollar Plan") provides for benefits to certain executive officers and key employees upon retirement or death prior to retirement. For each calendar year, each participant contributes at least 2% but no more than 10% of his or her compensation during the year. The Company contributes a percentage of each participant's contribution as determined in the Company's discretion at the beginning of each year. Upon the participant's retirement, the participant shall receive his or her contributions to the Split Dollar Plan plus the vested portion of the Company's contributions. Such contributions vest ratably over a ten year period commencing on the participant's third year of service contingent upon the participant's agreement not to divulge confidential information of the Company or compete with the Company. Upon the death of the participant, the beneficiaries of the participant shall receive the death benefit payable under the life insurance policy purchased with the contributions made to the Split Dollar Plan.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

     Under rules of the Commission, the Company is required to provide certain information concerning compensation provided to the Company's chief executive officer and its executive officers. The disclosure requirements for the executive officers include the use of tables and a report of the Committee responsible for compensation decisions for the named executive officers, explaining the rationale and considerations that led to those compensation decisions. Therefore, the Compensation Committee of the Board of Directors has prepared the following report for inclusion in this Proxy Statement.

COMPENSATION COMMITTEE ROLE

     The Compensation Committee of the Board of Directors and the

Stock Option Committee are responsible for separate aspects of the Company's compensation program for its executive officers, including the named executive officers. The Compensation Committee is responsible for making recommendations to the Board of Directors concerning the salaries of executive officers. The Compensation Committee is also responsible for overseeing other forms of cash compensation and benefits to other senior officers. The Compensation Committee's responsibilities include reviewing salaries, benefits and other compensation of senior officers and making recommendations to the full Board of Directors with respect to these matters. Since the completion of the Company's initial public offering, the Stock Option Committee is responsible for making stock option grants under the Company's stock option plans to executive officers of the Company. Prior to the Company's initial public offering, the Stock Option Committee made recommendations to the Board of Directors with respect to stock option grants to executive officers.

COMPENSATION PHILOSOPHY

     The compensation philosophy for executive officers conforms generally to the compensation philosophy followed for all of the Company's employees. The Company's compensation is designed to maintain executive compensation programs and policies that enable the Company to attract and retain the services of highly qualified executives. In addition to base salaries, executive compensation programs and policies consisting of discretionary cash bonuses and periodic grants of stock options are designed to reward and provide incentives for individual contributions as well as overall Company performance.

     The Compensation Committee monitors the operation of the Company's executive compensation policies. In 1996, the Company implemented the recommendations of independent compensation consultants that were retained by the Company to assess the effectiveness of the Company's executive compensation programs by comparing the Company's compensation programs to various other companies with similar growth characteristics to those of the Company. Key elements of the Company's compensation program consists of base salary, discretionary annual cash bonuses and periodic grants of stock options. The Company's policies with respect to these elements, including the basis for the compensation awarded the Company's chief executive officer, are discussed below. While the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package offered by the Company to the individual, including healthcare and other insurance benefits and contributions made by the Company under the Company's Split Dollar Plan. See "Split Dollar Plan."

     Base Salaries. The Company has established competitive annual base salaries for all executive officers, including the named executive officers. The annual base salaries for each of the Company's executive of-ficers, including the Company's chief executive officer, reflect both the recommendations of the Company's compensation consultants and the subjective judgment of the Compensation Committee based on the consideration of the executive officer's position with the Company, the executive officer's tenure, the Company's needs, and the executive officer's individual performance, achievements and contributions to the growth of the Company.

     Mr. Sykes' annual base salary as the Company's chief executive officer is currently $300,000. The Compensation Committee believes that this annual base salary is consistent with the salary range established for this position based on the committee's discussions with outside consultants, the factors noted above and Mr. Sykes prior experience and managerial expertise, his knowledge of the Company's operations and the industry in which it operates.

     Annual Bonus. The Company's executive officers are eligible for an annual cash bonus under the Company's Bonus Program. The Bonus Program provides for the payment of annual incentive awards to key employees, including executive officers of the Company, pursuant to a formula related to the Company's operating goals and personal performance goals.

     The amount of the cash bonus to be paid to Mr. Sykes as the Company's chief executive officer under the Bonus Program is $150,000 for the year ended December 31, 1996, and was determined in accordance with the provisions of the Bonus Program.

     Stock Options. Under the Plans, stock options may be granted to key employees, including executive officers of the Company. Prior to the Company's initial public offering, the Stock Option Committee made recommendations to the Board of Directors with respect to the granting of stock options to employees, including executive officers of the Company, for approval or disapproval by the Board of Directors. Since the Company's initial public offering, the Plans have been administered by the Stock Option Committee in accordance with the requirements of Rule 16b-3.

     Prior to the Company's initial public offering, the principal factors considered in determining the granting of stock options to executive officers of the Company were the executive officer's tenure with the Company, his or her total cash compensation for the prior year, the executive officer's acceptance of additional responsibilities and his or her contributions toward the Company's attainment of strategic goals.

     During the year ended December 31, 1996, no options to purchase shares of Common Stock under the Plans were granted to Mr. Sykes.

SECTION 162(M) LIMITATIONS

     Under Section 162(m) of the Internal Revenue Code, a tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limita-tion. Based upon the Compensation Committee's commitment to link compensation with performance as described in this report, the Compensation Committee currently intends to qualify compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m).

                             COMPENSATION COMMITTEE

                             FURMAN P. BODENHEIMER
                                ERNEST J. MILANI
                                R. JAMES STROKER

March 21, 1997

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph presents a comparison of the cumulative total shareholder return on the Common Stock with the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Computer and Data Processing Index since the Company's initial public offering on April 29, 1996. This graph assumes that $100 was invested on April 29, 1996 in the Company's common stock, the Nasdaq Stock Market (U.S.) Index, and the Nasdaq Computer and Data Processing Index.

                                                                             Nasdaq Com-
                                                           Nasdaq Stock       puter and
         Measurement Period              Sykes Enter-     Market (U.S.)     Data Process-
        (Fiscal Year Covered)            prises, Inc.         Index           ing Index
4/29/96                                          100.00            100.00            100.00
12/31/96                                         312.50            109.00            106.00

     There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company does not make or endorse any predictions as to the future stock performance.

     The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Coopers & Lybrand L.L.P. as the Company's independent auditors for 1997. A representative of Coopers & Lybrand L.L.P. will be present at the Annual Meeting. Such representative will be available to respond to appropriate questions and may make a statement if he so desires.

                 DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals which shareholders intend to present at the 1998 Annual Meeting of Shareholders must be received by the Company no later than December 11, 1997 to be eligible for inclusion in the proxy material for that meeting.

                                 OTHER MATTERS

     Management knows of no matter to be brought before the Annual Meeting which is not referred to in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the shares represented by Proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

                                             By Order of the Board of Directors,

                                             /s/ MARGERY BASS
                                             MARGERY BASS
                                             Secretary

                                   EXHIBIT A

            AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK TO 200,000,000 SHARES

     3.1 Authorized Shares. The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue shall be 210,000,000 shares, of which 200,000,000 shares shall be Common Stock having a par value of $0.01 per share ("Common Stock") and 10,000,000 shares shall be Preferred Stock having a par value of $0.01 per share ("Preferred Stock"). The Board of Directors is expressly authorized, pursuant to section 607.0602 of the FBCA, to provide for the classification and reclassification of any unissued shares of Common Stock or Preferred Stock and the issuance thereof in one or more classes or series without the approval of the shareholders of the Corporation, all within the limitations set forth in section 607.0601 of the FBCA.

    AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE TO 50% THE REQUIRED SHAREHOLDER VOTES TO CALL A SPECIAL MEETING OF SHAREHOLDERS

     5.1 Call For Special Meeting. Special meetings of the shareholders of the Corporation may be called at any time, but only by (a) the Chairman of the Board of the Corporation, (b) a majority of the directors in office, although less than a quorum, and (c) the holders of at least fifty percent (50%) of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

              AMENDMENT TO THE COMPANY'S BYLAWS TO INCREASE TO 50%
    THE REQUIRED SHAREHOLDER VOTES TO CALL A SPECIAL MEETING OF SHAREHOLDERS

     Section 3.2 Special Meetings.

     (b) Call by Shareholders. The Corporation shall call a special meeting of the shareholders in the event that the holders of at least fifty percent (50%) of all of the votes entitled to vote generally in the election of directors, voting together as a single class, sign, date, and deliver to the Secretary one or more written demands for the meeting describing one or more of the purposes for which it is to be held. The Corporation shall give notice of such a special meeting within sixty days after the date that the demand is delivered to the Corporation.

                 AMENDMENT TO THE COMPANY'S BYLAWS TO INCREASE
          THE VOTING REQUIREMENT FOR SHAREHOLDERS TO AMEND THE BYLAWS

     11.1 Power to Amend. These Bylaws may be amended or repealed by either the Board of Directors or the shareholders, unless the Act reserves the power to amend these Bylaws generally or any particular Bylaw provision, as the case may be, exclusively to the shareholders or unless the shareholders, in amending or repealing these bylaws generally or any particular bylaw provision, provide expressly that the Board of Directors may not amend or repeal these bylaws or such bylaw provision, as the case may be. The affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the total number of votes of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend these bylaws. The shareholders of the Corporation may adopt or amend a bylaw provision which fixes a greater quorum or voting requirement for shareholders (or voting groups of shareholders), with respect to this or any other section of these bylaws, than is required by the Act. The adoption or amendment of a bylaw provision that adds, changes or deletes a greater quorum or voting requirement for shareholders must meet the same quorum or voting requirement and be adopted by the same vote and voting groups required to take action under the quorum or voting requirement then in effect or proposed to be adopted, whichever is greater.

                               [corporate logo]

                               AMENDMENT NO. 1

                                       TO

                        SYKES ENTERPRISES, INCORPORATED

                        1996 EMPLOYEE STOCK OPTION PLAN


         This Amendment is made August 1, 1996, to the Sykes Enterprises, Incorporated 1996 Employee Stock Option Plan (the "Plan"). All capitalized terms not specifically defined in this Amendment shall have the meanings provided to them in the Plan.

         WHEREAS, as first adopted, the Plan as adopted limited the number of Shares (as defined in the Plan) issued with respect to Options granted under the Plan to 700,000 subject to adjustment as provided in the Plan to reflect certain changes in the capitalization of the Company;

         WHEREAS, the Plan provides that the Plan may be amended by the Board of Directors of the Company, without further action by the shareholders unless required to comply with Rule 16b-3 or the Code;

         WHEREAS, this amendment will be submitted to the shareholders for approval at the Company's 1997 annual meeting of shareholders so that the additional options can qualify for treatment as incentive stock options;

         WHEREAS, on July 28, 1996, the Company effected a 3-for-2 stock split in the form of a stock dividend with respect to the Shares, thereby increasing Shares available with respect to Options granted under the Plan to 1,050,000; and

         WHEREAS, the Board amended the Plan at its meeting on August 1, 1996 to increase the number of Shares that could be issued with respect to Options granted under the Plan by an additional 700,000 shares.

         NOW, THEREFORE, Section 3(a) of the Plan is hereby amended in its entirety to read as follows:

                          (a) The total number of Shares with respect to which Options may be granted under the Plan shall not exceed in the aggregate 1,750,000 Shares, subject to adjustment as provided in Section 6 hereof. If any Option expires, terminates or is terminated for any reason prior to its exercise in full, the Shares that were subject to the unexercised portion of such Option shall be available for future grants under the Plan.




                                      Adopted by the Board of Directors of

                                            Sykes Enterprises, Inc. on
                                            August 1, 1996


                                      /s/  Margery Bass
                                      -----------------------------------
                                      Margery Bass
                                      Secretary

                        SYKES ENTERPRISES, INCORPORATED





                        1996 EMPLOYEE STOCK OPTION PLAN

                               TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
1.       PURPOSE OF PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

3.       LIMITS ON OPTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

4.       GRANTING OF OPTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

5.       TERMS OF STOCK OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

6.       EFFECT OF CHANGES IN CAPITALIZATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

7.       DELIVERY AND PAYMENT FOR SHARES; REPLACEMENT OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

8.       NO CONTINUATION OF EMPLOYMENT AND DISCLAIMER OF RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

9.       ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

10.      NO RESERVATION OF SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

11.      AMENDMENT OF PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

12.      TERMINATION OF PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

13.      EFFECTIVE DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8



                        SYKES ENTERPRISES, INCORPORATED
                        1996 EMPLOYEE STOCK OPTION PLAN


1.       PURPOSE OF PLAN

         The purpose of this Plan is to enable Sykes Enterprises, Incorporated (the "Company") and its Subsidiaries to compete successfully in attracting, motivating and retaining Employees with outstanding abilities by making it possible for them to purchase Shares on terms that will give them a direct and continuing interest in the future success of the businesses of the Company and its Subsidiaries and encourage them to remain in the employ of the Company or one or more of its Subsidiaries. Each Option is intended to be an Incentive Stock Option, except to the extent that (a) any such Option would exceed the limitations set forth in Section 3.(c) hereof and (b) for Options specifically designated at the time of grant as not being Incentive Stock Options.

2.       DEFINITIONS

         For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

                 (a)      "Board" means the Board of Directors of the Company.

                 (b) "Code" means the United States Internal Revenue Code of 1986, as amended.

                 (c) "Committee" means the Committee described in Section 9 hereof.

                 (d) "Effective Date" means the effective date of any registration statement with respect to the Shares under the Securities Exchange Act of 1934, as amended.

                 (e) "Employee" means a person who is regularly employed on a salary basis by the Company or any Subsidiary, including an officer or director of the Company or any Subsidiary who is also an employee of the Company or a Subsidiary.

                 (f) "Fair Market Value" means, with respect to a Share, if the Shares are then listed and traded on a registered national or regional securities exchange, or quoted on The National Association of Securities Dealers' Automated Quotation System (including The Nasdaq Stock Market's National Market), the average closing price of a Share on such exchange or quotation system for the five trading days immediately preceding the date of grant of an Option, or, if Fair Market Value is used herein in connection with any event other than the grant of an Option, then such average closing price for the five trading days immediately preceding the date of such event. If the Shares are not traded on a registered securities exchange or quoted in such a quotation system, the Committee shall determine the Fair Market Value of a Share.

                 (g) "Incentive Stock Option" means an option granted under this Plan and which is an incentive stock option within the meaning of section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute.

                 (h) "Option" means an option granted under this Plan, whether or not such option is an Incentive Stock Option.

                 (i) "Optionee" means any person who has been granted an Option which Option has not expired or been fully exercised or surrendered.

                 (j)      "Plan" means the Company's 1996 Employee Stock Option
         Plan.

                 (k)      "Rule 16b-3" means Rule 16b-3 promulgated pursuant to
         Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor rule.

                 (l) "Share" means one share of voting common stock, par value $.01 per share, of the Company, and such other stock or securities that may be substituted therefor pursuant to Section 6 hereof.

                 (m) "Subsidiary" means any "subsidiary corporation" within the meaning of Section 424(f) of the Code.

3.       LIMITS ON OPTIONS

                 (a) The total number of Shares with respect to which Options may be granted under the Plan shall not exceed in the aggregate 700,000 Shares, subject to adjustment as provided in Section 6 hereof. If any Option expires, terminates or is terminated for any reason prior to its exercise in full, the Shares that were subject to the unexercised portion of such Option shall be available for future grants under the Plan.

                 (b) No Incentive Stock Option shall be granted to any Employee who at the time such option is granted, owns capital stock of the Company possessing more than 10% of the total combined voting power or value of all classes of capital stock of the Company or any Subsidiary, determined in accordance with the provisions of Section 422(b)(6) and 424(d) of the Code, unless the option price at the time such Incentive Stock Option is granted is at least 110 percent (110%) of the Fair Market Value of the Shares subject to the Incentive Stock Option and such Incentive Stock Option is not exercisable by its terms after the expiration of five (5) years from the date of grant.

                 (c) An Incentive Stock Option shall be granted hereunder only to the extent that the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which such Incentive Stock Option and any other "incentive stock option" (within the meaning of Section 422 of the Code) are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000. This limitation shall be applied by taking Incentive Stock Options and any such other "incentive stock options" into account in the order in which such Incentive Stock Options and any such other "incentive stock options" were granted.

                 (d) No Optionee shall, in any calendar year, be granted Options to purchase more than 300,000 Shares. Options granted to the Optionee and cancelled during the same calendar year shall be counted against such maximum number of Shares. In the event that the number of Options which may be granted is adjusted as provided in the Plan, the above limit shall automatically be adjusted in the same ratio.

4.       GRANTING OF OPTIONS

         The Committee is authorized to grant Options to selected Employees pursuant to the Plan beginning on the Effective Date. Subject to the provisions of the Plan, the Committee shall have exclusive authority to select the Employees to whom Options will be awarded under the Plan, to determine the number of Shares to be included in such Options, and to determine such other terms and conditions of Options, including terms and conditions which may be necessary to qualify Incentive Stock Options as "incentive stock options" under
Section 422 of the Code. The date on which the Committee approves the grant of an Option shall be considered the date on which such Option is granted, unless the Committee provides for a specific date of grant which is subsequent to the date of such approval.

5.       TERMS OF STOCK OPTIONS

         Subject to Section 3 hereof, the terms of Options granted under this Plan shall be as follows:

                 (a) The exercise price of each Share subject to an Option shall be fixed by the Committee. Notwithstanding the prior sentence, the option exercise price of an Incentive Stock Option shall be fixed by the Committee but shall in no event be less than 100% of the Fair Market Value of the Shares subject to such Option.

                 (b) Options shall not be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution except that the Optionee may, with the consent of the Committee, transfer without consideration Options that do not constitute Incentive Stock Options to the Optionee's spouse, children or grandchildren (or to one or more trusts for the benefit of any such family members or to one or more partnerships in which any such family members are the only partners).

                 (c) Each Option shall expire and all rights thereunder shall end at the expiration of such period (which shall not be more than ten (10) years) after the date on which it was granted as shall be fixed by the Committee, subject in all cases to earlier expiration as provided in subsections (d) and (e) of this Section 5.

                 (d) During the life of an Optionee, an Option shall be exercisable only by such Optionee (or Optionee's permitted assignee in the case of Options that do not constitute Incentive Stock Options) and only within one (1) month after the termination of the Optionee's employment with the Company or a Subsidiary, other than by reason of the Optionee's death, permanent disability or retirement with the consent of the Company or a Subsidiary as provided in subsection (e) of this Section 5, but only if and to the extent the Option was exercisable immediately prior to such termination, and subject to the provisions of subsection (c) of this Section 5. If the Optionee's employment is terminated for cause, or the Optionee terminates his employment with the Company, Options granted at any one time by the Company which have not become exercisable with respect to all such Options (even if a portion of such Options have become exercisable) shall terminate immediately on the date of termination of employment. Cause shall have the meaning set forth in any employment agreement then in effect between the Optionee and the Company or any of its Subsidiaries, or if the Optionee does not have any employment agreement, cause shall mean (i) if the Optionee engages in conduct which has caused, or is reasonably likely to cause, demonstrable and serious injury to the Company, or (ii) if the Optionee is convicted of a felony, as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction, which substantially impairs the Optionee's ability to perform his or her duties to the Company.

                 (e) If an Optionee: (i) dies while employed by the Company or a Subsidiary or within the period when an Option could have otherwise been exercised by the Optionee; (ii) terminates employment with the Company or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee; or (iii) terminates employment with the Company or a Subsidiary as a result of such Optionee's retirement, provided that the Company or such Subsidiary has consented in writing to such Optionee's retirement, then, in each such case, such Optionee, or the duly authorized representatives of such Optionee (or Optionee's permitted assignee in the case of Options that do not constitute Incentive Stock Options), shall have the right, at any time within three (3) months after the death, disability or retirement of the Optionee, as the case may be, and prior to the termination of the Option pursuant to subsection (c) of this Section 5, to exercise any Option to the extent such Option was exercisable by the Optionee immediately prior to such Optionee's death, disability or retirement. In the discretion of the Committee, the three-month period referenced in the immediately preceding sentence may be extended for a period of up to one year.

                 (f) Subject to the foregoing terms and to such additional terms regarding the exercise of an Option as the Committee may fix at the time of grant, an Option may be exercised in whole at one time or in part from time to time.

                 (g) Options granted pursuant to the Plan shall be evidenced by an agreement in writing setting forth the material terms and conditions of the grant, including, but not limited to, the number of Shares subject to options. Option agreements covering Options need not contain similar provisions; provided, however, that all such option agreements shall comply with the terms of the Plan.

                 (h) The Committee is authorized to modify, amend or waive any conditions or other restrictions with respect to Options, including conditions regarding the exercise of Options.

6.       EFFECT OF CHANGES IN CAPITALIZATION

                 (a) If the number of outstanding Shares is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, a proportionate and appropriate adjustment shall be made by the Committee in (i) the aggregate number of Shares subject to the Plan,
         (ii) the maximum number of Shares for which Options may be granted to any Employee during any calendar year, and (iii) the number and kind of shares for which Options are outstanding, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate option price payable with respect to Shares subject to the unexercised portion of the Options outstanding but shall include a corresponding proportionate adjustment in the option price per Share.

                 (b) Subject to Section 6.(c) hereof, if the Company shall be the surviving corporation in any reorganization, merger, share exchange or consolidation of the Company with one or more other corporations or other entities, any Option theretofore granted shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Option would have been entitled immediately following such reorganization, merger, share exchange or consolidation, with a corresponding proportionate adjustment of the option price per Share so that the aggregate option price thereafter shall be the same as the aggregate option price of the Shares remaining subject to the Option immediately prior to such reorganization, merger, share exchange or consolidation.

                 (c) In the event of: (i) the adoption of a plan of reorganization, merger, share exchange or consolidation of the Company with one or more other corporations or other entities as a result of which the holders of the Shares as a group would receive less than fifty percent (50%) of the voting power of the capital stock or other interests of the surviving or resulting corporation or entity; (ii) the adoption of a plan of liquidation or the approval of the dissolution of the Company; (iii) the approval by the Board of an agreement providing for the sale or transfer (other than as a security for obligations of the Company or any Subsidiary) of substantially all of the assets of the Company; or (iv) the acquisition of more than twenty percent (20%) of the outstanding Shares by any person within the meaning of Rule 13(d)(3) under the Securities Exchange Act of 1934, as amended, if such acquisition is not preceded by a prior expression of approval by the Board, then, in each such case, any Option granted hereunder shall become immediately exercisable in full, subject to any appropriate adjustments in the number of Shares subject to such Option and the option price, regardless of any provision contained in the Plan or any stock option agreement with respect thereto limiting the exercisability of the Option for any length of time. Notwithstanding the foregoing, if a successor corporation or other entity as contemplated in clause (i) or (iii) of the preceding sentence agrees to assume the outstanding Options or to substitute substantially equivalent options, then the outstanding Options issued hereunder shall not be immediately exercisable, but shall remain exercisable in accordance with the terms of the Plan and the applicable stock option agreements.

                 (d) Adjustments under this Section 6 relating to Shares or securities of the Company shall be made by the Committee, whose determination in that respect shall be final and conclusive. Options subject to grant or previously granted under the Plan at the time of any event described in this Section 6 shall be subject to only such adjustments as shall be necessary to maintain the proportionate interest of the options and preserve, without exceeding, the value of such options. No fractional Shares or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding upward to the nearest whole Share or unit.

                 (e) The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

7.       DELIVERY AND PAYMENT FOR SHARES; REPLACEMENT OPTIONS

                 (a) No Shares shall be delivered upon the exercise of an Option until the option price for the Shares acquired has been paid in full. No Shares shall be issued or transferred under the Plan unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Committee and adequate provision has been made by the Optionee for satisfying any applicable federal, state or local income or other taxes incurred by reason of the exercise of the Option. Any Shares issued by the Company to an Optionee upon exercise of an Option may be made only in strict compliance with and in accordance with applicable state and federal securities laws.


                 (b) Payment of the option price for the Shares purchased pursuant to the exercise of an Option and of any applicable withholding taxes shall be made, as determined by the Committee and set forth in the option agreement pertaining to such Option: (i) in cash or by check payable to the order of the Company; (ii) through the tender to the Company of Shares, which Shares shall be valued, for purposes of determining the extent to which the option price has been paid thereby, at their Fair Market Value on the date of exercise; or
         (iii) by a combination of the methods described in (a) and (b) hereof; provided, however, that the Committee may in its discretion impose and set forth in the option agreement pertaining to an Option such limitations or prohibitions on the use of Shares to exercise Options as it deems appropriate. The Committee also may authorize payment in accordance with a cashless exercise program under which, if so instructed by the Optionee, Shares may be issued directly to the Optionee's broker upon receipt of the option price in cash from the broker.

                 (c) To the extent that the payment of the exercise price for the Shares purchased pursuant to the exercise of an Option is made with Shares as provided in Section 7.(b) hereof, then, at the discretion of the Committee, the Optionee may be granted a replacement Option under the Plan to purchase a number of Shares equal to the number of Shares tendered as permitted in Section 7.(b) hereof, with an exercise price per Share equal to the Fair Market Value on the date of grant of such replacement Option and with a term extending to the expiration date of the original Option.

8.       NO CONTINUATION OF EMPLOYMENT AND DISCLAIMER OF RIGHTS

         No provision in the Plan or in any Option granted or option agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of the Company or any Subsidiary, or to interfere in any way with the right and authority of the Company or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Subsidiary. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Optionee or beneficiary under the terms of the Plan. An Optionee shall have none of the rights of a shareholder of the Company until all or some of the Shares covered by an Option are fully paid and issued to such Optionee.

9.       ADMINISTRATION

                 (a) The Plan is intended to comply with Rule 16b-3. Subject to the provisions of subsection (b) of this Section 9, the Plan shall be administered by the Committee which shall interpret the Plan and make all other determinations necessary or advisable for its administration, including such rules and regulations and procedures as it deems appropriate. The Committee shall consist of not fewer than two members of the Board each of whom shall qualify (at the time of appointment to the Committee and during all periods of service on the Committee) in all respects as a "disinterested person" as defined in Rule 16b-3 and as an outside director as defined in Section 162(m) of the Code and regulations thereunder. Subject to the provisions of subsection (b) of this Section 9, in the event of a disagreement as to the interpretation of the Plan or any amendment hereto or any rule, regulation or procedure hereunder or as to any right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding upon all persons in interest, including the Company, the Optionee and the Company's shareholders.

                 (b) Notwithstanding any provision of the Plan to the contrary, if any determination or interpretation to be made by the Committee with regard to any question arising under the Plan or any option agreement entered into hereunder is not required to be made by the Committee under Rule 16b-3, such determination or interpretation may be made by the Board, and shall be final and binding upon all persons in interest, including the Company, the Optionee and the Company's shareholders; provided, however, that the Board shall not make any such determination or interpretation that would result in the Plan's noncompliance with Rule 16b-3.

                 (c) No member of the Committee or the Board shall be liable for any action taken or decision made, or any failure to take any action, in good faith with respect to the Plan or any Option granted or option agreement entered into hereunder.

10.      NO RESERVATION OF SHARES

         The Company shall be under no obligation to reserve or to retain in its treasury any particular number of Shares in connection with its obligations hereunder.

11.      AMENDMENT OF PLAN

         The Board, without further action by the shareholders, may amend this Plan from time to time as it deems desirable and shall make any amendments which may be required so that Options intended to be Incentive Stock Options shall at all times continue to be Incentive Stock Options for purpose of the Code; provided, however, that no amendment shall be made without shareholder approval if such approval would be required to comply with Rule 16b-3 or the Code.

12.      TERMINATION OF PLAN

         This Plan shall terminate ten (10) years from the Effective Date. The Board may, in its discretion, suspend or terminate the Plan at any time prior to such date, but such termination or suspension shall not adversely affect any right or obligation with respect to any outstanding Option.

13.      EFFECTIVE DATE

         The Plan shall become effective on the Effective Date and Options hereunder may be granted at any time on or after that date. If the shareholders of the Company fail to approve the Plan within one year after the Effective Date, any Incentive Stock Option granted hereunder shall be null, void and of no effect.

                                                                       APPENDIX

                        SYKES ENTERPRISES, INCORPORATED
                  Annual Meeting of Shareholders, May 8, 1997

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned shareholder of Sykes Enterprises, Incorporated (the "Company") hereby appoints John H. Sykes and Scott J. Bendert as Proxies, each with the power to appoint a substitute, and hereby authorizes them to vote all such shares of the Company as to which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company and at all adjournments thereof, to be held at the Wyndham Harbour Island Hotel, 725 South Harbour Island Boulevard, Tampa, Florida on Thursday, May 8, 1997 at 1:00 p.m. Eastern Standard Time, in accordance with the following instructions.


THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2,3,4 AND 5.




             DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED
--------------------------------------------------------------------------------

             SYKES ENTERPRISES, INCORPORATED 1997 ANNUAL MEETING



1. ELECTION OF DIRECTORS:    1 - FURMAN P. BODENHEIMER, JR.  2 - JOHN D. GANNETT, JR.  3 - DAVID E. GARNER
                                     4 - H. PARKS HELMS  5 - GORDON H. LOETZ  6 - ERNEST J. MILANI
                                               7 - R. JAMES STROKER   8 - JOHN H. SYKES
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. To approve the amendment to the Company's 1996 Employee Stock Option Plan.

3. To amend the Company's Articles of Incorporation to increase the number of authorized shares.

4. To amend the Company's Articles of Incorporation and Bylaws to increase threshold of shareholder votes required to call a Special Shareholders Meeting.

5. To amend the Company's Bylaws to require 66 2/3% Shareholder approval to amend Bylaws.

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before this
   Meeting or any adjournments or postponements thereof.

Address Change?                                              Date
Mark Box               [  ]                                      ---------------------------------------------------
Indicate changes below:







                     [  ]  FOR     [  ]  WITHHOLD AUTHORITY

---------------->    [                                           ]
                     [                                           ]

                     [  ]  FOR     [  ]  AGAINST     [  ]  ABSTAIN

                     [  ]  FOR     [  ]  AGAINST     [  ]  ABSTAIN

                     [  ]  FOR     [  ]  AGAINST     [  ]  ABSTAIN

                     [  ]  FOR     [  ]  AGAINST     [  ]  ABSTAIN

                     NO. OF SHARES

                     [                                           ]
                     [                                           ]
                     [                                           ]

                     SIGNATURE(S) IN BOX
                     PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY.  WHEN SHARES ARE HELD BY JOINT TENANTS,
                     BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR PARTNER, PLEASE
                     GIVE FULL TITLE, AS SUCH.  IF A CORPORATION, PLEASE SIGN IN FULL CORPORATION NAME BY PRESIDENT
                     OR OTHER AUTHORIZED OFFICER.  IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

